Exhibit 99.1

ON Semiconductor to Host Analyst Day and Announces Investor Conference Schedule

PHOENIX, Ariz. – April 23, 2008—ON Semiconductor Corporation (Nasdaq: ONNN) plans to host an Analyst Day on Friday, May 16, from 8:00 a.m. to 12:30 p.m. Pacific Time (PT) in Phoenix, AZ.

Additionally, Donald Colvin, ON Semiconductor’s chief financial officer, will be presenting at the following investor conferences:

• JPMorgan Technology Conference – Monday, May 19, at 11:20 a.m. (ET) at the Westin Boston Waterfront Hotel in Boston.

• Cowen and Company 20/20 Technology Media Telecom Conference – Wednesday, May 28, at 1:50 p.m. (ET) at the New York Palace Hotel in New York City.

• Friedman Billings Ramsey Spring Investor Conference – Thursday, May 29, at 9:00 a.m. (ET) at the Grand Hyatt New York Hotel in New York City.

ON Semiconductor will provide a webcast of the analyst day and investor conference presentations on the Investors section of its website at http://www.onsemi.com.

About ON Semiconductor

With its global logistics network and strong product portfolio, ON Semiconductor (Nasdaq: ONNN) is a preferred supplier of efficient power solutions to customers in the power supply, automotive, communication, computer, consumer, medical, industrial, mobile phone, and military/aerospace markets. The company’s broad portfolio includes power, analog, DSP, mixed-signal, advance logic, clock management and standard component devices. Global corporate headquarters are located in Phoenix, Arizona. The company operates a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, such information on the website is not to be incorporated herein.